UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2012

Heavy Earth Resources, Inc.
 (Exact name of registrant as specified in Charter)

Florida (State or other jurisdiction of incorporation)	000-52979 (Commission File Number)	75-3160134 (IRS Employer Identification No.)

625 Second Street, #280, San Francisco, California	94107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (415) 813-5079

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 23, 2012, Anthony Ives resigned as the Chief Operating Officer of Heavy Earth Resources, Inc., a Florida corporation (the “Registrant”) and the Registrant’s board of directors appointed Mr. Brian Hepp as the Registrant’s Chief Operating Officer, effective October 23, 2012. Mr. Ives’ resignation was not as a result of any disagreement between Mr. Ives and the Registrant or the Registrant’s board of directors on any matter relating to the Registrant’s operations, policies or practices.  Mr. Ives will remain as the Chief Financial Officer and a director of the Registrant.

Brian Hepp has served as a member of the Registrant’s board of directors since October 2, 2012. A description of Mr. Hepp’s experience and background is included in the Registrant’s Current Report on Form 8-K previously filed on October 9, 2012, and such description of Mr. Hepp’s experience and background is hereby incorporated by reference into this Current Report on Form 8-K.

The Registrant will pay Mr. Hepp the following compensation: (i) base compensation of $250,000 per annum, (ii) upon the Registrant’s adoption of a stock option plan, stock options to purchase 2,500,000 shares of the Registrant’s common stock with an exercise price equal to the fair market value on the date of the grant , vesting over a four year period with the first one-fifth vesting on the grant date and one-fifth vesting every year thereafter pursuant to the Registrant’s stock option plan, and (iii) 2,500,000 shares of restricted common stock vesting on the same schedule as the stock options.  In the event of a change in control of the Registrant, Mr. Hepp’s stock options and restricted shares shall be subject to accelerated vesting.  Mr. Hepp is also eligible to receive a discretionary annual bonus of up to 100% of his base salary at the sole discretion of the Registrant’s board of directors based on the achievement of certain milestones and the overall operational and financial performance of the Registrant.  In the event Mr. Hepp’s employment by the Registrant is terminated during the initial six months of his employment for any reason by the Registrant, the Registrant will pay Mr. Hepp a severance of one month base salary, and after six months of employment, the Registrant will pay Mr. Hepp a severance of three months base salary.

On October 24, 2012, the Registrant issued a press release announcing the appointment of Brian Hepp as the Registrant’s new Chief Operating Officer.  A copy the press release is attached hereto as Exhibit 99.1.

This information in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act 1934, as amended, and is not incorporated by reference into any filing of the Registrant, whether made before or after the date of this report, regardless of any general incorporation language in the filing, except to the extent expressly set forth by specific reference in such a filing.  This report will not be deemed a determination or an admission as to the materiality of any information in the presentation that is required to be disclosed solely by Regulation FD.  The information in the presentation may only be accurate as of the date thereof and is subject to change.  The Registrant does not assume any obligation to update the information contained in the presentation.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this report on Form 8-K.

Exhibit Number	Description of Exhibit
17.1	Resignation of Anthony Ives as Chief Operating Officer
99.1	Press Release dated October 24, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Heavy Earth Resources, Inc.

Date: October 24, 2012	By:	/s/ Grant Draper
Grant Draper President and Chief Executive Officer